UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 2, 2025
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(Exact name of registrant as specified in its charter)
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California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As an update to the Company's 8-K filing on February 28, 2025, John S. Fleshood, former Executive Vice President & Chief Operating Officer retired from his position at TriCo Bancshares (the "Company"), effective December 2, 2025. Mr. Fleshood’s decision to retire was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

The Board of Directors thanks Mr. Fleshood for his service and wishes him the best.

Consistent with the Agreements associated with equity compensation awards previously issued to Mr. Fleshood, where applicable, any outstanding and unvested restricted stock units will continue to vest in accordance with the original vesting schedule.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: December 5, 2025	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)